Tribune Publishing Announces Management Transition
CHICAGO, February 3, 2020 /PRNewswire/ -- Tribune Publishing Company (NASDAQ: TPCO), one of the nation’s leading media companies, today announced a leadership transition plan that will continue a strategic effort to streamline the company’s operations and position it for the future. The changes became effective January 31, 2020.
•Terry Jimenez, the company’s Executive Vice President and Chief Financial Officer, has assumed the role of President and Chief Executive Officer and joined the Board, succeeding Timothy P. Knight, who has stepped down from the Board and will leave the company at the end of February.
•Philip G. Franklin, Chairman of the Tribune Board’s Audit Committee, has been appointed Non-Executive Chairman of the Board, succeeding David Dreier, who stepped down as Non-Executive Chairman but will remain on the Board.
•Mike Lavey, current Controller and Chief Accounting Officer, has been named interim Chief Financial Officer.
“These changes are a natural transition as Tribune Publishing works to reduce its corporate and back-office costs and streamline its real estate footprint,” Mr. Dreier said. “Phil and Terry both have strong financial and operational backgrounds, which are extraordinarily valuable.”
“This past year we have been focused on stabilizing Tribune financially so that we can continue to invest in quality, local journalism, which is the key to the company’s long-term success,” Mr. Knight said. “Thanks to the combined efforts of our newsrooms and our digital-product and digital-consumer-marketing groups, our digital-only subscriptions and associated revenue increased significantly in 2019. Tribune is in a solid position to continue its transformation and Terry is the right person to lead the company at this stage. I look forward to working with him as we transition responsibilities over the next month.”
Mr. Jimenez said he will build on the company’s recent accomplishments. “We will continue working to position the company to navigate the industry-wide challenges while continuing to serve our communities with high-quality journalism. We are committed to delivering high-quality products to our customers and clients while also continuing to improve the financial results and value of the company,” Mr. Jimenez said.
Mr. Franklin said the company is in a strong position. “Under Tim’s leadership, Tribune Publishing has made solid progress in 2019 and, as a result, the company has a strong balance sheet and is well positioned to continue growing its digital subscriber base. We will continue to focus our resources where they matter most – on our employees and the journalism they produce.”
Mr. Dreier said he believes Tribune Publishing will continue to be a leader in the news industry. “Tribune Publishing is a leader in each of our eight markets, providing quality, locally focused journalism,” Mr. Dreier said. “I am confident this will continue under Terry and Phil’s leadership. We have a shared belief that solid journalism enhances shareholder value. That will continue to be our driving principle.”

Biographies
TERRY JIMENEZ
Terry Jimenez has been Executive Vice President/Chief Financial Officer of Tribune Publishing Company since 2016. He had oversight of finance, accounting, financial reporting, planning, treasury, investor relations, product development, analytics, information technology,manufacturing/distribution and the New York Daily News for the media company. Prior to joining the Company, Mr. Jimenez was a Partner for IBM’s Global Business Services since 2012. From September 2009 through February 2012, he was President of Newsday Media Group, a subsidiary of Cablevision Systems Corporation. From 2008 to 2009, Mr. Jimenez served as Chief Operating Officer/Chief Financial Officer of Newsday, LLC and Publisher of amNewYork, a free paper distributed in New York City. From 2005 to 2008, he was Vice President Finance/Chief Financial Officer of Newsday, Inc. (as a subsidiary of Tribune Company) and from 2003 to 2005, he served as Controller for the Chicago Tribune Group.
Prior to joining Tribune Company, from 1994 to 2002, Mr. Jimenez served in roles at McDonald’s Corporation, including Finance Director for McDonald’s Partner Brands Group, Controller for Donatos Pizzeria and other accounting, financial consulting, strategy and merger & acquisition roles. Jimenez holds a B.S. in accountancy from Northern Illinois University and an M.B.A. from J.L. Kellogg Graduate School of Management, Northwestern University.
TIMOTHY P. KNIGHT
Timothy P. Knight has been Chief Executive Officer, President and a member of the Board of Tribune Publishing Company since January 2019. He joined the company in February 2017. Prior to his current role, Knight served as President of the Company where he was responsible for all of the Company’s local market operations. Knight previously served as the President of Advance Ohio and directed the strategy, sales, marketing and content of cleveland.com, one of the largest news and information sites in Ohio and as CEO of Wrapports LLC. Prior to that Knight served as President and CEO of New York-based Newsday Media Group and Publisher of Newsday, where he led the process that resulted in the sale of Newsday Media Group by Tribune Company to Cablevision Systems Corporation for $650 million in 2008. He has served in senior leadership positions at Tribune Company, Chicago Tribune and Classified Ventures. Knight started his career as a corporate associate at Skadden, Arps, Slate, Meagher & Flom in Chicago and London.
PHILIP G. FRANKLIN
Philip G. Franklin has served as a director of Tribune Publishing Co. since August 2014. He also serves on the board of TTM Technologies (NASDAQ: TTMI) and is a fund trustee for XA investments.
He retired from Littelfuse, Inc., in April 2016 after 17 years as its Chief Financial Officer. Littelfuse, a global leader in circuit protection, increased its market capitalization from $350 million to $3.5 billion during Mr. Franklin’s tenure. Prior to that, he was Chief Financial Officer of OmniQuip International, a private equity sponsored roll up in the construction equipment industry, which he helped take public. Mr. Franklin also served as Chief Financial Officer for Monarch Marking Systems, a subsidiary of Pitney Bowes, and Hill Refrigeration, a private company controlled by investor Sam Zell. Earlier in his career, he worked in a variety of finance and general management positions at FMC Corporation.
Mr. Franklin is an honors graduate of Dartmouth College and holds an MBA from the Tuck School of Business.

DAVID DREIER
David Dreier has served as a director of Tribune Publishing Co. since June 2016. As Chairman of the Tribune Board, he was inspired by the tragic deaths of five Tribune employees to establish the Fallen Journalists Memorial Foundation. The Foundation is working to establish a permanent memorial in Washington, D.C. to honor journalists who have died because of their jobs.
He has also served the Chairman of the Annenberg-Dreier Commission at Sunnylands, an initiative focused on the role of technology in enhancing prosperity, good governance and cross-cultural links throughout the Greater Pacific region, since February 2013. Prior to that, he served as a member of the U.S. House of Representatives from 1981 to January 2013. While in Congress, Mr. Dreier served as Chairman of the Rules Committee from 1999 to 2007 and from 2011 to 2013. He was also the founding Chairman of the bipartisan House Democracy Partnership, which works to strengthen legislative bodies in new and reemerging democracies on five continents and founded the bipartisan Congressional Trade Working Group.
Mr. Dreier is an honors graduate of Claremont McKenna College and holds a Master’s degree from Claremont Graduate University.
MIKE LAVEY
Mike Lavey has served as Controller and Chief Accounting Officer since May 2018 and previously served as the Company’s Senior Vice President, Corporate Controller since May 2015. Previously, Mr. Lavey was vice president and corporate controller of A. H. Belo Corporation, a media company, from January 2010 to May 2015, and as controller of the Dallas Morning News in 2009. Earlier in his career, Mr. Lavey held financial management positions with, or served as a financial consultant for, imc2, Alliance Data Systems Corporation, Lighting Science Group Corporation, MetroPCS, Inc., Excel Communications, Inc., BancTec, Inc. and NAC, Inc. Mr. Lavey began his career in the audit function at Arthur Andersen & Co. in 1979.

About Tribune Publishing
Tribune Publishing (NASDAQ: TPCO) is a media company rooted in award-winning journalism. Headquartered in Chicago, Tribune Publishing operates local media businesses including the Chicago Tribune, New York Daily News, The Baltimore Sun, Orlando Sentinel, South Florida's Sun-Sentinel, Virginia’s Daily Press and The Virginian-Pilot, The Morning Call of Lehigh Valley, Pennsylvania and the Hartford Courant. In addition to award-winning local media businesses, Tribune Publishing operates national and international brands such as Tribune Content Agency and The Daily Meal and is the majority owner of the product review website BestReviews. Our brands are committed to informing, inspiring and engaging local communities. We create and distribute content across our media portfolio, offering integrated marketing, media, and business services to consumers and advertisers, including digital solutions and advertising opportunities.
Forward-looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Important factors that could cause actual results, developments and business decisions to differ materially from these forward-looking statements are uncertainties discussed below and in the “Risk Factors” section of the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”). “Forward-looking statements” include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “might,” “will,” “could,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “seek,” “designed,” “assume,” “implied,” “believe” and other similar expressions. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward- looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

Investor Relations Contact:
Amy Bullis
Tribune Publishing Investor Relations
312.222.2102
abullis@tribpub.com

Media Contact:
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BGR Public Relations
202-661-6367
jbirnbaum@bgrpr.com